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                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No. 3)

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         14a-6(e)(2))
    / /  Definitive Proxy Statement
    /X/  Definitive Additional Materials
    / /  Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-12

                            ECC International Corp.
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                (Name of Registrant as Specified In Its Charter)

                               Michael N. Taglich
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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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                       MICHAEL N. TAGLICH
                         100 Wall Street
                     New York, New York 10005



November 26, 1996


Dear Stockholder:

You should have recently received my Proxy Statement and my BLUE Proxy Card. This letter supplements my Proxy Statement and comments on Mr. Murphy's letter to you of November 20, 1996.

Mr. Murphy, President and the Board of Directors of ECC would have you believe that because some of the companies comprising the S&P 500 have by-laws restricting the ability of their shareholders to call a special meeting of shareholders, that ECC's management deserves such protection. I disagree. The fact that other corporations, like ECC, also have exaggerated protections for underperforming management is no reason to vote to provide management with additional protection.

I also find the comparison to the S&P 500 curious. If the share price of ECC had performed as well as this index, management would have the support of its shareholders.

Mr. Murphy would also have you believe that he and the Board are receptive to maximizing shareholder value. The fact that management and Directors own 11% of the Common Stock is offered as evidence that they share the same interests as all stockholders.

There are several points to consider:

     First, the quoted 11% owned by Directors includes options. It does not represent shares bought and paid for.

     Second, why is it that the Board considers its 11% SIGNIFICANT and a 10% threshold to call a special meeting a "SMALL PERCENTAGE OF SHARES"?

     Third, in my opinion, the benefits currently enjoyed by Mr. Murphy as a result of his employment far outweigh the future benefits from his ownership of stock.

We, as shareholders, have entrusted OUR Company to the management of Mr. Murphy and the Board of Directors. The Company's results indicate that this trust has been misplaced. I do not question the intentions or ethics of management. The financial results, however, call into question their competence.

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November 26, 1996
Page 2 of 2

My proposals allow a significant holder of shares to call a special meeting of shareholders. The dismal performance of this management team and the dereliction of duty by the Board of Directors requires, indeed entitles shareholders to be more vigilant in protecting their investment. Mr. Murphy and the Board of Directors have not earned your continued support.

You as a shareholder, the OWNER OF THE COMPANY, have earned the right to make your wishes known.

Enclosed is an additional copy of my BLUE Proxy Card. I urge you to sign and date it, vote "YES" on both proposals and return it to me in the enclosed envelope.


Sincerely,




Michael N. Taglich

Encl.